Exhibit 10.17.2

AMENDMENT NO. 1 TO

COMMERCIAL LOAN AGREEMENT

This Amendment No. 1, dated as of December 27, 2018 (the “ Amendment ”), to that certain Commercial Loan Agreement, dated as of August 10, 2018 (the “ Loan Agreement ”), is by and between GWG Holdings, Inc., a Delaware corporation (the “L ender ”), and The Beneficient Company Group, L.P., a Delaware limited partnership (the “ Borrowe r”). Defined terms used but not defined in this Agreement shall have the meaning ascribed to such terms in the Loan Agreement.

WHEREAS, pursuant to the Master Exchange Agreement, the Lender and the Borrower determined the final consideration payable under the Master Exchange Agreement not less than five (5) business days prior to the Final Closing and, in connection therewith, agreed that the principal amount outstanding under the Loan Agreement as of the Final Closing Date shall be reduced from the principal amount specified therein; and

WHEREAS, the Borrower has elected to have all accrued but unpaid interest on that certain Exchangeable Promissory Note, dated August 10, 2018, by the Borrower in favor of the Lender (the “ Exchangeable Note ”) added to the principal balance under the Loan Agreement.

NOW THEREFORE, in consideration of the recitals and covenants herein set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Lender and the Borrower, the parties hereto agree as follows:

1. Effective as of August 10, 2018, the principal amount outstanding under the Loan Agreement shall be reduced to $181,974,314. On the Final Closing Date, all interest accrued from August 10, 2018 to the Final Closing Date under both the Loan Agreement and the Exchangeable Note (being an amount equal to $3,487,841.02 and $7,045,791.47, respectively) shall be added to the principal amount outstanding under the Loan Agreement and the principal amount outstanding under the Loan Agreement as of the Final Closing Date shall be $192,507,946.49.

2. In addition, Schedule 5.10(i) of the Loan Agreement shall be deleted in full and replaced with the Schedule 5.10(i) attached hereto.

3. This Amendment shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person, any legal or equitable right, benefit or remedy of any nature whatsoever.

4. This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof. Except as amended by this Amendment, the Loan Agreement shall continue in full force and effect.

5. This Amendment may be executed in counterparts (and delivered by facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6. This Amendment, and all claims or causes of action based upon, arising out of, or related to this Amendment or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to Commercial Loan Agreement to be executed and delivered as of the date first set forth above.

GWG HOLDINGS, INC.

By:	/s/ Jon R. Sabes
Name:	Jon R. Sabes
Title:	Chief Executive Officer

THE BENEFICIENT COMPANY GROUP, L.P.

By:	/s/ Brad K. Heppner
Name:	Brad K. Heppner
Title:	Chief Executive Officer

SCHEDULE 5.10(i)

EXISTING LIENS ON BORROWER’S PROPERTY OR ASSETS

As set forth in each of the Amended and Restated Partnership Agreement of Beneficient Company Holdings, L.P. (“ Holdings ”), dated as of September 1, 2017 (the “ Holdings LPA”), and the Amended and Restated Partnership Agreement of the Borrower, dated as of September 1, 2017 (the “ Borrower LPA”), each of the Class A Units (as defined in, and issued pursuant to, the Holdings LPA) tracks, on a one-to-one basis, the Common Units (as defined in, and issued pursuant to, the Borrower LPA). Section 5.6(d) of the Borrower LPA and Section 7.01(c) of the Holdings LPA provide that in the event that a Common Unit is redeemed or cancelled, a corresponding Class A Unit must be redeemed or cancelled to reflect the redemption or cancellation of such Common Unit. The Class A Unit may not be redeemed or cancelled until such Common Unit to which it tracks is first redeemed or cancelled, because the existence of such Class A Unit tracks the existence of the corresponding Common Unit. Thus, the Class A Units track to the Common Units of Borrower and therefore are encumbered by the Common Units.

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